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     PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                              FOLD AND DETACH HERE

                            SPECIALTY CATALOG CORP.


                 PROXY FOR 2001 SPECIAL MEETING OF STOCKHOLDERS
                               NOVEMBER 6, 2001
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having received notice of the 2001 special meeting of stockholders to be held on November 6, 2001 at 10:00 a.m., local time, at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, 26th Floor, New York, New York and the Proxy Statement relating to the meeting, hereby revokes all prior proxies and appoints Thomas McCain and David Moore, and each of them acting singly, with full power of substitution, as proxies to represent and vote on behalf of the undersigned, as designated below, all shares of common stock, par value $0.01 per share, of Specialty Catalog Corp., a Delaware corporation, that the undersigned would be entitled to vote if present in person at the 2001 special meeting of stockholders and any adjournments thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned. If a choice is not specified with respect to Proposal 1, this proxy will be voted FOR such proposal. If a choice is not specified with respect to Proposal 2, this proxy will be voted AGAINST such proposal.


Attendance of the undersigned at the special meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing and shall vote in person at the special meeting.

EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPECIALTY CATALOG CORP.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

1. To approve and adopt the Agreement and Plan of Recapitalization and Merger by and between Specialty Catalog Corp. and Specialty Acquisition Corp., dated as of May 4, 2001, as amended by Amendment No. 1 dated August 31, 2001, pursuant to which the stockholders of Specialty Catalog Corp., other than Specialty Acquisition Corp. and dissenting stockholders who perfect their dissenters' rights, will receive $3.75 in cash for each share of Specialty Catalog Corp. common stock that they own:

                       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

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                                     PROXY



2. To grant to the proxies the discretionary authority to adjourn the special meeting to satisfy conditions to the closing of the Agreement and Plan of Recapitalization and Merger.


                            FOR [ ]    AGAINST [ ]



INSTRUCTIONS FOR VOTING YOUR PROXY

Mark, sign and date the attached proxy card and return it in the postage-paid envelope enclosed.



 [X] Votes must be indicated, as in example to the left, in black or blue ink.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSAL 2, AS THE CASE MAY BE.

                                          DATED:                         ,  2001
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                                          SIGNATURE(S)

                                          Please sign name(s) exactly as
                                          appearing on your stock certificate.
                                          If shares are held jointly, each joint
                                          owner should sign. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title as such. If a corporation,
                                          please sign full corporate name by
                                          president or other authorized officer.
                                          If a partnership, please sign in
                                          partnership name by authorized person.

                                          Signature:
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